As filed with the Securities and Exchange Commission on February 11, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________

GOPRO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0629474
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
3025 Clearview Way
San Mateo, CA 94402
(Address of Principal Executive Offices) (Zip Code)

2014 Equity Incentive Plan, as amended
2014 Employee Stock Purchase Plan

(Full Title of the Plans)
______________________

Nicholas Woodman
Chief Executive Officer
GoPro, Inc.
3025 Clearview Way
San Mateo, CA 94402
(Name and Address of Agent For Service)

(650) 332-7600
(Telephone Number, including area code, of agent for service)
______________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, GoPro, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 6,769,386 additional shares of Class A Common Stock under the Registrant’s 2014 Equity Incentive Plan, as amended (“EIP”) and under the Registrant’s 2014 Employee Stock Purchase Plan (“ESPP” and together with the EIP, the “Plans”), pursuant to the provisions of the Plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on June 25, 2014 (Registration No. 333-197033), February 20, 2015 (Registration No. 333-202191), March 1, 2016 (Registration No. 333-209866), March 25, 2016 (Registration No. 333-210408), February 17, 2017 (Registration No. 333-216109), February 16, 2018 (Registration No. 333-223081), February 15, 2019 (Registration No. 333-229725), February 14, 2020 (Registration No. 333-236464 and February 12, 2021 (Registration No.     333-253060). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II
Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)
the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 11, 2022 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and
(c)	the description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-36514) filed with the Commission on June 20, 2014, including any amendments or reports filed for the purpose of updating such description.
All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.01	Restated Certificate of Incorporation of the Registrant, with Certificate of Change of Registered Agent and/or Registered Office.	10-K	001-36514	3.01	February 15, 2019
4.02	Amended and Restated Bylaws of the Registrant, as currently in effect.	S-1	333-200038	3.02	November 10, 2014
4.03	Form of Registrant’s Class A common stock certificate.	S-1	333-196083	4.01	May 19, 2014
4.04	2014 Equity Incentive Plan, as amended, and forms thereunder.	10-Q	001-36514	10.03	July 29, 2016
4.05	2014 Employee Stock Purchase Plan and forms thereunder.	S-1/A	333-196083	10.04	June 11, 2014
5.01	Opinion and Consent of Fenwick & West LLP.					X
23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X
23.02	Consent of Fenwick & West LLP (included in Exhibit 5.01).					X
24.01	Power of Attorney (included on signature page).					X
107.1	Filing Fee Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, GoPro, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 11th day of February, 2022.

GoPro, Inc.

By:	/s/ Nicholas Woodman
Nicholas Woodman Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS , that the undersigned officers and directors of GoPro, Inc., a Delaware corporation, do hereby constitute and appoint Nicholas Woodman and Brian McGee, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ Nicholas Woodman	Chief Executive Officer, Chairman and Director	February 11, 2022
	Nicholas Woodman	(Principal Executive Officer)

By:	/s/ Brian McGee	Chief Financial Officer and Chief Operating Officer	February 11, 2022
	Brian McGee	(Principal Financial and Accounting Officer)

By:	/s/ Tyrone Ahmad-Taylor	Director	February 11, 2022
Tyrone Ahmad-Taylor

By:	/s/ Kenneth Goldman	Director	February 11, 2022
Kenneth Goldman

By:	/s/ Peter Gotcher	Director	February 11, 2022
Peter Gotcher

By:	/s/ Shaz Kahng	Director	February 11, 2022
Shaz Kahng

By:	/s/ James Lanzone	Director	February 11, 2022
James Lanzone

By:	/s/ Alexander Lurie	Director	February 11, 2022
Alexander Lurie

By:	/s/ Susan Lyne	Director	February 11, 2022
Susan Lyne

By:	/s/ Frederic Welts	Director	February 11, 2022
Frederic Welts

By:	/s/ Lauren Zalaznick	Director	February 11, 2022
Lauren Zalaznick